THE MIDDLEBY CORPORATION

Presentation to Shareholders

May 2006

Disclaimer

Matters discussed in this presentation or otherwise attributable to the company which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties. Actual events could differ materially from those anticipated by the Company. The company cautions investors that such statements are estimates of future performance and events and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include, but are not limited to the level of indebtedness, restrictions resulting from financing agreements, variability in financing costs; industry competition, risks pertaining to acquisition activity and integration, quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; product liability; dependence on key personnel; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; volatility of the market price of the stock and other risks detailed herein and from time-to-time in the company's SEC filings. The company does not undertake any obligation to update forward-looking statements should circumstances or the company's estimates or projections change.

Announcement

- Middleby announced on May 12th that it had proposed combination discussions with Enodis
- The announcement was pursuant to Rule 2 of U.K. City Code on Takeovers and Mergers
- Middleby requested a meeting with Enodis to discuss the proposal
- Indicated 195 pence per share potential cash offer
  - ~30% premium to undisturbed price of 150.5 pence per share on May 8
- Middleby reserves the right to offer less than 195 pence should it not receive the recommendation of the board of Enodis
- Middleby reserves the right to make an offer even in the absence of a recommendation from the Board of Enodis
- The combination is strategically compelling to our shareholders

Creates a Foodservice Equipment Leader

- Leading foodservice equipment player with over $1.5 billion of revenue and $190 million of EBITDA [(1)]
- Broad product portfolio servicing the “hot” and “cold” markets
- Complementary group of industry leading brands
- Enhanced international franchise – Middleby Asia + Enodis Europe
- Significant upside through potential operational and marketing efficiencies

(1) Enodis' revenue and EBITDA amounts are based on 9/30/05 annual report. EBITDA excludes exceptional items. Amount reported in UK £ is converted to US $ using exchange rate of 1.8490 US $/UK £, the average for FY2005 ended 9/30/05 per FactSet Research Systems. Middleby's revenue and EBITDA amounts are based on 12/31/2005 10-K. EBITDA excludes the impact of non-cash equity compensation expense of $3.3 million.

Broad Product Portfolio

THE MIDDLEBY CORPORATION

HOT:

- Fryers
- Conveyor ovens
- Convection ovens
- Toasters
- Charboilers
- Ranges
- Restaurant baking ovens
- Combi-ovens
- Steamers
- Broilers

Enodis®

HOT:

- Steam cookers
- Combi-ovens
- Fryers
- Convection ovens
- Rangers
- Conveyor ovens
- Rotisserie ovens
- Pasta cookers

COLD:

- Ice machines
- Commercial refrigerators / freezers
- Beverage coolers and dispensers

FOOD RETAIL:

- Refrigerated display cases
- Cooler / freezer panels

Product solutions for a global customer base

Portfolio of Industry Leading Brands

THE MIDDLEBY CORPORATION

- BLODGETT
- Middleby Marshall®
- First in Cooking, Built to Last. southbend
- Pitco
- MagiKitch'n
- Nu-Vu
- Toastmaster®

Enodis®

- Cleveland
- SCOTSMAN Beverage Systems
- CONVOTHERM
- Delfield
- Frymaster®
- Scotsman
- Lincoln
- GARLAND
- merrychef®
- KYSOR / WARREN
- KYSOR Panel Systems

Well-established brand portfolios

Note: Trademarks of third parties are used for informational purposes only and are not intended to indicate any endorsement or association.

Enhanced Global Footprint

THE MIDDLEBY CORPORATION

- 34 plants in 9 countries (1)
- Leading positions in Asia, Europe and U.S
- Opportunity for growth in emerging markets
- Ability to leverage Middleby's six global test kitchens



Enodis Manufacturing Facilities
Middleby Manufacturing Facilities
Enodis Headquarters
Middleby Headquarters
Enodis Technology Center and Global Operating Headquarters

Enhanced ability to service global customers

(1) Reflects seven manufacturing facilities for Middleby per 12/31/05 10-K and 27 manufacturing facilities for Enodis based on Enodis' press releases.

Strong Geographic Fit

THE MIDDLEBY CORPORATION

2005 Revenue


Europe and Middle East 8%
Latin America 3%
Asia 7%
U.S. and Canada 82%

Enodis

FY2005 Revenue (1)


UK 9%
Rest of the World 7%
Rest of Europe 12%
North America 72%

Broader geographic diversification

Source: Middleby 2005 10-K, Enodis FY 2005 Annual Report.

(1) FY2005 ended 9/30/05.

Significant Synergy Opportunities

- Based on previous experiences we would contemplate that potential synergies could be in the range of $50 million to as high as $70 million
- Quantification and verification are subject to discussions with Enodis
  - Integration of complementary international organizations
  - Consolidation of manufacturing facilities
  - Material cost reduction through improvement in sourcing and supply chain management
  - Sales, service and distribution synergies
  - Cross-selling opportunities with complementary customer base

Significant potential upside through operational and marketing efficiencies

(1) The range represents approximately 4% to 6% of Enodis' FY2005 revenue of $1.2 billion, which is consistent with our experience on our acquisition of Blodgett Corporation completed in December 2001, our knowledge of Enodis and its operations and other publicly disclosed synergies realized in comparable foodservice equipment industry transactions. This is a preliminary estimate and is subject to due diligence which we have requested from Enodis.

Strong Operating Performance

Operating Margin Comparison (1)(2)


20.0%
16.0
12.0
8.0
4.0
0.0
2001
2002
2003
2004
2005
LTM(3)
7.7%
12.6%
14.5%
18.1%
19.4%
19.1%
9.1%
7.7%
8.3%
8.5%
8.5%
9.1%

2002–2005 Revenue CAGR Comparison (1)


20.0%
15.0
10.0
5.0
0.0
(5.0)
(10.0)
(5.7%)
10.4%
Enodis
Middleby

- Middleby - Enodis

Source: Middleby's 10-K and 10-Q filings, Enodis' FY 2004 20-F, FY 2005 annual report and 1H FY 2006 results announcement.

(1) Reflects fiscal years ending December 31 for Middleby and September 30 for Enodis.
(2) Excludes exceptional items, discontinued operations and results of Property segment for Enodis. Enodis' operating margins are shown before the impact of goodwill amortization. Excludes the impact of non-recurring items and non-cash equity compensation expense for Middleby.
(3) Reflects LTM period ended 3/31/06 for Middleby and 4/1/06 for Enodis. Enodis' LTM results reflect adoption by Enodis of IFRS reporting standards. Enodis' results for FY 2001, 2002, 2003, 2004 and 2005 reflect UK GAAP reporting standards used by Enodis in those fiscal years. LTM results for Enodis exclude the impact of share option expense.

Middleby Created Significant Shareholder Value

THE MIDDLEBY CORPORATION

Five-Year Stock Price Performance



+1,334.4%
CAGR = 70.3%
$100.00
80.00
60.00
40.00
20.00
0.00
05/11/01
11/30/01
06/21/02
01/10/03
08/01/03
02/20/04
09/10/04
04/01/05
10/21/05
05/12/06

Source: FactSet Research Systems.

Creates a Foodservice Equipment Leader

- Middleby / Enodis combination is compelling
  - Broad product portfolio servicing “hot” and “cold” markets
  - Complementary group of industry leading brands
  - Enhanced international franchise
  - Significant upside through operational and marketing efficiencies
- Attractive shareholder value creation opportunities